BOARD OF DIRECTORS AGREEMENT

This Board of Directors Agreement (this “Agreement”) is entered into between Adaptive Medias, Inc., (the “Company”), and Bruce W. Wiseman (“Director”), effective as of the date last below written (the “Effective Date”).

Background

The Company wishes to retain Director to serve on the Company’s Board of Directors (the “Board”) on the terms and conditions of this Agreement.

Agreement

Based upon the above Background, and in consideration of the mutual promises contained herein, the parties agree as follows:

1.	SERVICES, CONSIDERATION AND NATURE OF THE BOARD

1.1             Retention of Director. The Company agrees to retain the Director as a member of the Board, and the Director agrees to serve as a member of the Board, on the terms and conditions of this Agreement. In Director’s capacity as a member of the Board of the Company, Director agrees to perform for the Company the services described in Exhibit A (the “Services”).

1.2             Consideration. In consideration of Director’s performance of the Services, the Company agrees to provide to Director the consideration set forth in Exhibit A.

2.	CONFIDENTIALITY AND NON-INTERFERENCE

2.1             Definition of Confidential Information. “Confidential Information” means any and all information disclosed by the Company to Director or that is ascertained, discovered or learned by Director from the Company, before or after the Effective Date, that is not generally known and that directly relates to the business or affairs of the Company or any third party with whom the Company deals directly relating to the business or affairs of the Company. Without limiting the generality of the foregoing, Confidential Information includes all proprietary information, business and technical data, trade secrets or know-how belonging to the Company, including, but not limited to, research and development plans and results, marketing plans, product prototypes, customer or prospect lists, specific inventions, unique processes, designs, specifications, software, formulas, and marketing, financial or other business or technical information disclosed by the Company to Director, either directly or indirectly in writing, orally or otherwise, or ascertained, discovered or learned by Director from the Company. Notwithstanding the above, the term Confidential Information shall not include any information that Director can demonstrate (i) was available to the general public at the time of disclosure, (ii) becomes available to the general public through no fault of Director, (iii) is received by Director from a third party without breach of confidentiality obligations to the Company and without restriction on further use or disclosure, or (iv) was known to Director at the time of disclosure.

2.2             Restrictions on Use and Disclosure. Director will not, during or after the term of this Agreement, use Confidential Information for any purpose other to perform the Services for the Company, or disclose Confidential Information to any third party without the prior written approval of the Company. Director agrees that Confidential Information shall remain the sole property of the Company. Director further agrees to take reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information.

2.3             Information of Third Parties. Director agrees not to improperly use or disclose to the Company any proprietary information or trade secrets of any former or current employer or other person or entity with which Director has an agreement or duty to keep such information in confidence.

2.4             Confidentiality of Third Party Information. Director recognizes that the Company receives information from third parties from time to time, subject to a duty on the part of the Company to maintain the confidentiality of such information and to use it only for certain limited purposes. Director agrees that, insofar as he is informed of the confidential status of such information in writing, he will hold all such third-party confidential or proprietary information in confidence and will not disclose it to any person or entity or to use it except as necessary in carrying out the Services.

2.5             Return of Confidential Information. Upon the termination of this Agreement, or upon earlier request by the Company, Director will deliver to the Company all property of the Company relating to, and all tangible embodiments of, Confidential Information in Director’s possession or control.

2.6             Survival. The obligations of Director under this Section 2 shall survive and continue in full force and effect for one (1) year after termination of this Agreement.

2.7             Required Disclosure. If Director is required by a government body or court of competent jurisdiction to disclose any Confidential Information, Director agrees to give the Company prompt written notice of such requirement so that the Company may contest the disclosure or seek an appropriate protective order.

2.8             Non-Interference. Director acknowledges that, in his capacity as a member of the Board, he may help to develop, and will be exposed to, the Company’s strategies, plans and other valuable Confidential Information, and that use or disclosure of such Confidential Information in breach of this Agreement would be extremely difficult to detect or prove. Director also acknowledges that the Company’s relationships with its employees, customers, suppliers, affiliates and other business partners are valuable business assets. To forestall any use or disclosure of Confidential Information in breach of this Agreement, Director agrees that during the term of this Agreement and for a period of one (1) year thereafter, Director shall not, for Director or any third party, directly or indirectly, (i) divert or attempt to divert from the Company (or any affiliate) any business of any kind, including, without limitation, the solicitation of or interference with any of its customers, suppliers, affiliates or other business partners, or (ii) solicit, induce, recruit or encourage any person employed by the Company to terminate his or her employment.

Director agrees to disclose to the Board the existence of any material financial interest in any entity with which s/he knows or has reason to know the Corporation or any legally related organization has or is negotiating a transaction or arrangement, and all material facts related to that interest. Material financial interests includes any material direct or indirect relationship, through business, investment, or family, such as actual or potential ownership or investment interests or compensation arrangements. Directors shall also disclose any fiduciary duty to a person or entity other than the Corporation that might jeopardize the director's ability to exercise independent judgment and act in the best interests of the Corporation.

2.9             Disclosure of Relationship. The Company acknowledges that Director may prefer to keep the nature and existence of this Agreement confidential, and therefore, except as may be required by law, the Company shall not promote, advertise, publicize, or otherwise disclose (other than internally within the Company as is reasonably necessary) that Director has agreed to provide or is providing services for the Company, unless Director has previously agreed to such disclosure.

3.	OWNERSHIP

3.1             Ownership of Inventions. Except as otherwise expressly provided in Section 3.2, Director agrees that all copyrightable material, notes, records, inventions, improvements, developments, discoveries and trade secrets, whether or not patentable, that are conceived, made or discovered by him in performing the Services, solely or in collaboration with others, during the term of this Agreement, that relate directly to the business of the Company and fall within the scope of the Services (collectively, “Inventions”) shall be the sole property of the Company, unless otherwise specifically addressed in a separate agreement. In addition, to the extent allowed by law or otherwise specifically addressed in a separate agreement, any Inventions which constitute copyrightable subject matter shall be considered “works made for hire” as that term is defined in the United States Copyright Act. Director further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all such Inventions and any copyrights, patents or other intellectual property rights relating thereto. Director agrees that he will from time to time during the term of this Agreement keep the Company advised as to his progress in performing the Services. Reports prepared by Director in connection with his performance of the Services, if any, shall be the property of the Company.

3.2             Inventions Outside Scope of Agreement. The Company agrees that it will have no rights by reason of this Agreement in or to any copyrightable material, notes, records, inventions, improvements, developments, discoveries and trade secrets, whether or not patentable, that are developed as a result of a program of research financed by funds of any entity other than the Company for which Director is working or consulting which is outside the scope of the Services.

3.3             Delivery of Property. Upon the termination of this Agreement, or upon the earlier request of the Company, Director will deliver to the Company all property of the Company relating to, and all tangible embodiments of, Inventions in Director’s possession or control.

3.4             Assistance. Director agrees to assist the Company, or its designee, at the expense of the Company, to obtain and from time to time enforce and defend the rights of the Company in the Inventions and any copyrights, patents or other intellectual property rights relating thereto in any and all countries, and to execute all documents reasonably necessary for the Company to do so. Director agrees that if the Company, after reasonable effort, is unable because of his unavailability, mental or physical incapacity, to secure his signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering the Inventions assigned to the Company above, then Director hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Director’s agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of such patents and copyright registrations with the same legal force and effect as if executed by Director.

3.5             License to Other Items. Director agrees that if in the course of performing the Services, Director incorporates into any Inventions developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Director or in which Director has an interest (“Item”), the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, reproduce, display, use and sell such Item as part of or in connection with such Inventions unless specifically addressed in a separate agreement.

4.	CONFLICTING OBLIGATIONS

4.1             Services for Others. The Company acknowledges that as member of the Board, Director may, in his discretion and subject to the terms and conditions of this Agreement, serve as a consultant, employee, director or advisor of other persons or entities. Director agrees to disclose to the Company, upon request, the identities of other entities for which Director performs services, the nature of such services, and the nature of any agreements he has with such other entities.

4.2             No Conflict with Other Agreements. Director certifies that he has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Director from complying with the provisions hereof, and further certifies that Director will not enter into any such agreement during the term of this Agreement without disclosing such to the Board. Director agrees that, during the term of this Agreement, Director will inform the Company if a conflict arises due to (i) a change in the business interests of the Company, or (ii) a change in the business interests of other persons or entities to which Director serves as a consultant, advisor or otherwise.

5.	INDEMNIFICATION and INSURANCE

In consideration of Director’s agreement to serve on the Board, the Company, to the fullest extent permitted and in the manner required by applicable law, shall indemnify and hold harmless Director from and against any and all claims and demands made, or threatened to be made, by a party in an action or proceeding, whether civil or criminal, by reason of Director’s status as a member of the Board, and will defend at company’s expense funded in cash on at least a quarterly basis; provided, however, that no indemnification shall be made to or on behalf of Director if a judgment or other final adjudication adverse to Director establishes (a) that his acts were committed in bad faith, resulted from gross negligence, or were the result of active and deliberate dishonesty and were material to the cause of actions so adjudicated, or (b) that he personally gained a financial profit or other advantage to which he was not legally entitled. The indemnification required by this Section 5 shall not be deemed exclusive of any other rights to which Director may be entitled under any agreement or otherwise, in any capacity, and shall survive the termination of Director’s status as a member of the Board.

In addition to indemnification described above, Company will maintain a minimum of $10 million Directors and Officers Insurance policy (D&O) that is underwritten by a company with A.M. Best rate that is commensurate with the size and maturity of the Company and which provides coverage to Directors activities.

6.	TERM AND TERMINATION

This Agreement will become effective on the Effective Date and shall continue in effect for one (1) year. The Company may terminate this Agreement at any time, with or without cause, upon ten (10) days prior written notice to Director. As used herein, cause shall mean: (a) the failure by Director to reasonably perform his material duties and obligations to the Company; (b) engaging in misconduct or a fiduciary breach which is, or potentially is, materially injurious to the Company or its shareholders; (c) the commission of a felony or other crime of moral turpitude; (d) the commission of a crime against the Company which is, or potentially is, materially injurious to the Company; or (e) the material breach by Director of the terms of confidentiality as contemplated in this Agreement. Upon termination of this Agreement, all rights and duties of the parties hereunder shall cease, except that Sections 2, 3, 5 and 7 shall survive any such termination.

7.	GENERAL PROVISIONS

7.1             Assignment. Neither this Agreement, nor any right hereunder or interest herein, may be assigned or transferred by Director without the prior express written consent of the Company. The Company may assign any or all of its rights and obligations hereunder to any of its affiliates or to a successor of the Company as part of a merger, consolidation or sale of all or substantially all of the Company’s assets. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.2             Benefits. Director shall not be entitled to any benefits accorded to the Company’s employees, including workers’ compensation, disability insurance, retirement plans, or vacation or sick pay. Director’s exclusion from such benefit programs is a material component of the terms of compensation negotiated by the parties, and is not premised on Director’s status as a non-employee with respect to the Company. Director acknowledges and agrees that he is obligated to report as income all compensation received by Director pursuant to this Agreement, and that Director shall be personally responsible for any and all taxes and other payments due on consideration received by Director from the Company.

7.3             Governing Law and Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of California without applying its conflict of law provisions. The parties agree that any suit or proceeding arising out of or relating to this Agreement will be brought only in a court located in Orange County, California and the parties submit to the exclusive personal and subject matter jurisdiction and venue of such courts.

7.4             Amendment and Waiver. This Agreement may not be amended except by a written instrument signed by both parties. No waiver of a breach or default shall be effective unless evidenced by a writing signed by the party entitled to the benefit of the provision breached. No waiver of a breach or default shall be deemed a waiver of any subsequent breach or default.

7.5             Entire Agreement. This Agreement constitutes the entire understanding, agreement, and contract of the parties with respect to its subject matter and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

7.6             Severability. If the application of any provision of this Agreement shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (i) to the extent feasible, such provision shall be reformed in a manner that makes it enforceable and which accomplishes the intention of the parties as nearly as possible, and (ii) the validity and enforceability of other provisions of this Agreement shall not in any way be affected or impaired thereby.

7.7             Notices. All notices given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) when hand delivered to a party; (b) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to a party at the address shown in this Agreement; or (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to a party at the address shown in this Agreement with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A party may change its address for notice purposes by giving the other party written notice of the new address in the manner set forth above.

7.8             Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed originals.

Signatures

In order to bind the parties to this Agreement, the parties or their representatives have signed below.

Adaptive Medias, Inc.		DIRECTOR:

By:	/s/ Qayed Shareef	By:	/s/ Bruce W. Wiseman
Name:	Qayed Shareef	Name:	Bruce W. Wiseman
Title: Date:	Chief Executive Officer May 7, 2014	Address: Date:	5201 Beckford Avenue Tarzana, CA 91356 May 7, 2014

EXHIBIT A

SERVICES AND CONSIDERATION

1.             Services. Director’s services to the Company hereunder shall include service on the Board to manage the business of the Company in accordance with applicable law, the Articles of Incorporation, the Company’s bylaws, and such other services as mutually agreed to by Director and the Company. Without limiting the generality of the foregoing, Director will (a) attend, either in person or telephonically, the meetings of the Board, subject to Director’s scheduling conflicts; (b) provide timely feedback and advice to electronic mail and telephone inquiries from Company management; (c) provide feedback to the Company on its development and implementation of business, product and marketing strategies; (d) from time to time, upon request, accompany Company management to meetings with third parties, subject to Director’s scheduling conflicts; (e) promote the Company to the industry and relevant trade publications; (f) provide the Company with access to Director’s network of contacts to further the Company’s business; (g) upon request, review and advise the Company on strategic relationship opportunities, acquisition opportunities and financing alternatives; and (h) allow the Company to use Director’s name and summary biography in materials promoting the Company and its products or services subject to the terms of section 2.9 of the agreement.

2.             Time Commitment. Director shall render the Services at such times as Director and Company agree. The initial expectations are the reading, preparation and participation in up to 8 Director meetings per year.

3.             Consideration.

Monthly Retainer. Director will be paid a monthly cash compensation for Director’s Services of seven thousand five hundred dollars ($7,500), unless and until otherwise agreed by the Company in writing.

Equity Compensation. Director will receive for Director’s services, subject to the approval of the Board of Directors, a grant of the Company’s restricted stock units (“RSU”) of one million (1,000,000) shares, and a non-qualified stock option grant for five hundred thousand (500,000) shares of common stock in the Company. Such grant shall be evidenced by separate grant notices and each grant shall be governed by the Company’s 2010 Stock Incentive Plan and the related agreements thereto. Additionally, the underlying stock in the RSU grant and stock option grant shall vest in equal amounts over a period of twelve (12) months starting from the month following the date of grant for as long as this Agreement is not terminated, with any unvested shares immediately vesting in the event of an acquisition resulting in a Change in Control as defined in the Company’s 2010 Stock Incentive Plan. In the event that this Agreement is terminated and Director is removed from his position without cause, Director’s granted but unvested RSU and stock option shall immediately and fully vest.

Commission for Acquisition. Director will be eligible to earn a success fee for introducing and initiating discussions between the Company and any other third party that acquires the Company. As used herein, a third party will be deemed to have acquired the Company if the transaction (whether by merger or other form of acquisition) results in a change in control, defined as: (1) a merger of consolidation of the Company in which the stockholders of the Company immediately prior to such transaction would own, in the aggregate, less than 50% of the total combined voting power of all classes of capital stock of the surviving entity normally entitled to vote, or (2) the sale by the Company of all or substantially all of the Company’s assets in one transaction or in a series of related transactions. The success fee shall be five percent (5%) of the total purchase price of the acquisition.

Commission for Investment. Director will be eligible to earn a success fee for any successful investments made by an investor to the Company where the Director was actively involved in introducing the investor to the Company and attended one or more meetings with the investor. The success fee shall be five percent (5%) of the total investment received by the Company in the financing round by the investor immediately following the introduction by the Director, with such financing round being completed within six (6) months of the first introduction made by the Director.

Compensation for Consulting Projects: Director shall not be precluded from providing additional consulting services to the Company and receiving separate fees for such services. However, the scope and definition of such consulting services must be expressly different than those of a director and a designated employee of the company must assume ownership of the decisions and implementation resulting from the consulting recommendations.

4.             Expense Reimbursement. The Company will reimburse Director for all reasonable, pre-approved out-of-pocket expenses incurred by Director in the performance of the Services, upon production of supporting receipts and documentation.

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